Exhibit 99.1

HEADS OF TERMS

This Heads of Terms (“Heads of Terms”) dated March 24, 2022 (“Effective Date”), sets forth the agreement of Ostendo Technologies, Inc., its successors or assigns (“Purchaser”) and Sysorex, Inc. (the “Company”) and its wholly owned subsidiary TTM Digital Assets & Technologies, Inc. (“Seller”) with respect to agreed terms of the transaction described herein, which will be reflected in definitive documentation following the date hereof. Other than the sections marked “Purchase Price Consideration,” “Deposit; Credit to Share Purchase,” “Exclusivity,” “Governing Law,” and “Fees and Expenses,” the remaining provisions of this Heads of Terms are non-binding and this Heads of Terms does not address all of the material terms of the proposed transaction, which will be addressed only after due diligence has been completed and definitive agreements including a Purchase Agreement (as defined below) have been executed and delivered by the parties.

Transaction

Purchaser, the Company and the Seller will enter into an asset purchase agreement (the “Purchase Agreement”) pursuant to which Seller (or Company, as applicable) shall sell, and the Company shall cause Seller to sell, certain assets and assign certain obligations and rights of the Seller, all as may be agreed upon by the parties and specifically described in the Purchase Agreement, which shall include at a minimum all of the Seller’s GPUs and any related assets located in Lockport, NY, supporting equipment, software (including software licenses, if any), the Company’s equity interests in Style Hunter, Inc. (excluding options to purchase equity interests), and the real estate comprising the Lockport, NY location (collectively, the “TTM Assets”) to the Purchaser (or a subsidiary of Purchaser) (the “Transaction”) in consideration for the Shares as set forth herein (the “Purchase Price”).

For the avoidance of doubt, the TTM Assets shall not include the Seller’s Ether funds generated prior to and held at Closing and any GPUs or associated assets maintained and operated by Seller at Core Scientific.

Purchase Price Consideration	The Purchase Price shall be comprised of the issuance to the Seller of 7,125,000 fully paid, non-assessable shares of the Purchaser valued at $68,400,000 (“Shares”). The Shares shall be of a newly created series of Purchaser preferred stock, having the same rights and preferences as the Purchaser’s C-7a shares of Preferred Stock (on a pari-passu basis), provided, however, that (i) such Shares shall have no right to vote except as may be mandated by law, and shall not be voluntarily convertible at the election of the holders thereof, and (ii) such Shares shall automatically and mandatorily convert to shares of common stock of Purchaser and immediately prior to an IPO or a Public Listing (as such terms are defined below) (collectively, the “Preferred Share Terms”).

Share Delivery

The Shares shall be issued as follows:

●    At Closing, the Purchaser shall issue to the Seller 7,125,000 Shares, which amount equals the approximate quotient obtained by dividing $68,400,000 by $9.60.

●    The Shares shall not be transferable and may not be distributed by dividend or otherwise by the Seller until such time as the earlier of the following shall occur: (i) the Purchaser completes an underwritten initial public offering of the Purchaser’s common stock pursuant to a registration statement under the Securities Act of 1933, as amended, or similar law of a foreign jurisdiction (“IPO”), (ii) the Purchaser’s outstanding shares of capital stock are exchanged for or otherwise converted into securities that are publicly listed, pursuant to a transaction governing such exchange or conversion, on a national securities exchange, including through a merger (including a reverse merger), acquisition, business combination or similar transaction, in one transaction or series of related transactions, and including a transaction or series of related transactions involving a vehicle commonly known as a special purpose acquisition company (SPAC) (“Public Listing”), (iii) a “change in control” event with at least 50% plus 1 share of the Purchaser’s issued and outstanding capital stock being sold to an unaffiliated third-party, or (iv) the Purchaser undergoing a liquidity or other event that necessitates the transfer of the Shares (each, a “Transfer Event”). Upon the occurrence of a Transfer Event, the Company and/or Seller shall have the right to transfer the Shares, subject to reasonable disclosure to the Purchaser.

●    Notwithstanding the foregoing, the Seller shall have the unequivocal right to make transfers of the Shares of the Company by and between the Seller and its wholly-owned subsidiaries.

●    The mechanics of the distribution or dividend of the Shares upon the occurrence of an IPO or Public Listing will be set forth in the Purchase Agreement.

●     Seller and/or Company shall become a party to the applicable stockholders agreements of Purchaser as a holder of the Shares and be subject to the terms thereof. Notwithstanding that the Shares carry no voting rights; Seller shall be entitled to limited consent rights with respect to amendments of such stockholders agreements in a manner that disproportionally and materially adversely effects the Seller.

At the Closing, the Assets will be transferred and sold to the Purchaser free and clear of any lien or any rights of third parties.

Deposit; Credit to Share Purchase

The Company has agreed to make a non-refundable deposit of $1,600,000 (“Deposit”) to be credited toward the purchase of 166,667 shares of the Purchaser’s preferred stock, which will be of the same series as the Shares and will have the Preferred Share Terms (the “Purchased Shares”). The Purchased Shares will be issued to the Company at Closing and at the same time the other Shares are issued. In the event the Transaction does not close, the Purchaser agrees to issue the Purchased Shares within five (5) business days of the parties’ mutual agreement that the Transaction will not proceed. Failure to issue the Purchased Shares in the subject time frame will result in a “share delivery failure” and the obligation of the Purchaser to immediately refund the full Deposit amount. The Deposit will not be held in escrow and may be used by the Purchaser for working capital.

Closing

The closing of the Transaction (the “Closing”) shall occur, subject to the satisfaction or waiver of the Closing conditions set forth in the Purchase Agreement, no later than May 24, 2022, unless mutually extended in writing by the parties, subject to the parties’ meeting certain Closing conditions to be agreed upon in the Purchase Agreement. Notwithstanding the foregoing, the Purchase Agreement shall also include an outside date that is not more than three (3) months after the date of the execution thereof unless mutually extended in writing by the parties to allow the parties to obtain regulatory approvals, required consents, and shareholders approvals.

Representations, Warranties, Covenants and Closing Conditions

 The Purchase Agreement will include customary representations, warranties and covenants for an acquisition transaction of this nature, including covenants obligating the Company and Seller to conduct business in the ordinary course, and prohibiting any distributions, dividends or employee payments out of the ordinary course, except those disclosed by the Seller to Purchaser prior to execution of this Term Sheet. Purchaser’s obligation to effect the Closing will be conditioned upon (i) the representations and warranties of the Company and Seller being true and correct in all material respects, (ii) all covenants of the Company and Seller having been complied with in all material respects, (iii) applicable regulatory clearance (if any), (iv) no injunctions or similar restraints applicable to the Closing, (v) no litigation seeking an injunction or restraint in connection with the Transaction, (vi) approval by holders of the shares of outstanding capital stock of the Company, as may be required at law, (vii) no material adverse effect with respect to the Company, the Seller or the Assets (subject to customary qualifications), (viii) the effectiveness of the employment agreement with the Key Employee described below, (ix) the effectiveness of the non-competition and non-solicitation agreement with the Key Employee described below, (x) required third-party consents, amendments and terminations, if any, that are mutually determined during Purchaser’s due diligence, and (xi) other Closing conditions to be determined pending completion of due diligence.

Consents and Agreements

The execution of the Purchase Agreement (and related transaction documents), the issuance of the Shares, and the Closing of the Transactions shall be subject to the approval of the Purchaser’s, Seller’s and Company’s respective Boards of Directors (and stockholders, as applicable), and the Purchase Agreement shall include an agreement by each of the Board of Directors of the Company and Purchaser to recommend to their respective stockholders (if required) to vote in favor of the Transaction and will not change such recommendation.

Employment Matters

Key Employee. Concurrently with the execution of the Purchase Agreement, Brian Raymond (the “Key Employee”) will enter into mutually-acceptable employment agreement with the Purchaser (and related standard employee documents), to become effective upon the Closing.

Non-Competition; Non-Solicitation Agreement. Concurrently with the execution of the Purchase Agreement, the Key Employee will enter into a non-competition/non-solicitation agreement for not less than two (2) years from the Closing.

Other Employees and Service Providers. Commencing with the signing of the Purchase Agreement, the Purchaser may make employment offers to certain additional employees of the Company and Seller in its sole discretion.

Exclusivity

Commencing on the date on which the parties countersign this Term Sheet, and continuing at all times until the earlier of: (a) the Expiration Date (as defined below) or (b) the signing of the Purchase Agreement by all of the parties thereto (such period, the “Exclusivity Period”), neither the Company nor the Seller, will, nor will any of the Company or the Seller authorize or permit any of its stockholders or convertible noteholders, or any of its or their respective affiliates or subsidiaries, or any of its or their respective officers, directors, stockholders, equity holders, affiliates, employees, agents, advisors (including financial advisors, attorneys and accountants), consultants or other representatives (each, a “Representative”) to, directly or indirectly, take any of the following actions with any party other than Purchaser and its designees: (i) solicit, initiate or knowingly encourage any inquiry, proposal or offer relating to an Alternative Transaction (as defined below) (each, a “Proposal”), (ii) participate in or knowingly encourage any discussions or negotiations relating to, or knowingly disclose, furnish or afford access to any person or entity any information (including the Company’s or its subsidiaries’ businesses, properties, books or records) in connection with, or assist, or cooperate with any person or entity in making or proposing, or take any other action intended to facilitate, any Proposal or Alternative Transaction, or (iii) authorize, enter into any agreement, arrangement, or understanding (whether binding or non-binding, written or oral) relating to, or engage in or consummate, any Proposal or Alternative Transaction.

“Expiration Date” means the date that is the earlier of sixty (60) days from date this Term Sheet is mutually executed by the parties or the date on which Purchaser notifies the Company in writing that it is terminating negotiations regarding the transaction (and Purchaser agrees to give such notification promptly upon making a determination to terminate negotiations).

“Alternative Transaction” means: (x) any direct or indirect acquisition (in each case regardless of the form of transaction and regardless if contemplated or executed as one transaction or a series of related transactions) of either (1) all or any material portion of the assets of the Company, Seller or any of the direct or indirect subsidiaries of the Company (and for this purpose, an exclusive license shall be deemed a sale), or (2) any equity interest in the Seller or any of its subsidiaries or more than 9.99% (in the aggregate) of the equity interest of the Company on a fully diluted basis, any right to acquire any equity interest in the Seller or any of its subsidiaries or such equity interest of the Company, or any security convertible into or exercisable for any such equity interest other than the exercise, conversion or exchange of outstanding securities of the Company pursuant to their terms, (y) any joint venture or other strategic investment in or involving the Company or any of its direct or indirect subsidiaries or affiliates (other than with or by Purchaser), or (z) any transaction by the Company or the Seller or any of its subsidiaries outside the ordinary course of business consistent with past practice, with respect to which at the time of entry into such transaction the Company or the Seller is aware or should reasonably be aware that the consummation of which would reasonably be expected to prevent or materially impede, interfere with or delay the Transaction contemplated by this Term Sheet, including, without limitation, any coin, token or other similar cryptocurrency offering or transaction and placing or suffering to be placed any lien on any of the Assets that by its terms shall not be terminated as of immediately prior to the Closing of the Transaction. The Company will promptly within one (1) business day of receipt advise Purchaser of any Proposal that has been submitted, directly or indirectly, to the Company, its affiliates or subsidiaries or any of its or their respective Representatives during the Exclusivity Period, including the identity of the party making the Proposal and a copy thereof (and if provided orally, a written summary thereof), and will promptly within one (1) business day advise Purchaser of any request for disclosure or access described in clause (ii) above. The Company will immediately upon mutual execution of this Term Sheet cease and terminate any discussions or negotiations previously commenced between it or its subsidiaries or affiliates or any of its or their respective Representatives, on the one hand, and any third party, on the other hand, relating to any Proposal or Alternative Transaction and will concurrently request the written or destruction by such third party of all confidential information of the Company or any subsidiary or affiliate thereof provided to or obtained by such third party in connection with the Proposal or the Alternative Transaction.

The Purchase Agreement will also contain exclusivity covenants that will survive until the Closing or the termination of the Purchase Agreement in accordance with their terms.

Fees and Expenses

Purchaser, Seller and the Company will each pay their own fees and expenses (including legal, accounting, investment banking and advisory fees and expenses except as set forth herein) with respect to the proposed transactions. Any additional agreements regarding fees or expenses will be set forth in separate agreements between the parties.

Due Diligence	The Company will permit Purchaser to commence promptly and complete reasonable legal, financial and technical due diligence with respect to all aspects of the Company, the Seller and the Assets.
Governing Law	This Term Sheet will be governed by Delaware law, excluding Delaware’s conflicts of law rules.
Public Disclosure

Each party shall have the right to disclose the existence of this Heads of Terms, including as required by applicable law, subject to the reasonable review and comment by the non-disclosing party on the content of any such disclosure.

[Signature Page to Heads of Terms Follows]

THIS HEADS OF TERMS HAS BEEN ACKNOWLEDGED AND AGREED TO AS OF THE DATE FIRST SET FORTH ABOVE BY THE PARTIES DULY AUTHORIZED REPRESENTATIVES SET FORTH BELOW AND WILL BE MEMORIALIZED IN DEFINITIVE DOCUMENTATION SETTING FORTH THE ABOVE TERMS:

“Company”

SYSOREX, INC.

/s/ Wayne Wasserberg
Name:	Wayne Wasserberg
Title:	Chief Executive Officer

“Seller”

TTM DIGITAL ASSETS & TECHNOLOGIES, INC.

/s/ Wayne Wasserberg
Name:	Wayne Wasserberg
Title:	President

“Purchaser”

OSTENDO TECHNOLOGIES, INC.

/s/ Hussein S. El-Ghoroury
Name:	Hussein S. El-Ghoroury
Title:	Chief Executive Officer

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